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                                                                      EXHIBIT 24


                              HILLS STORES COMPANY
                                   FORM 10-K
                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the directors and officers of Hills Stores Company whose signature appears below constitutes and appoints Gregory
K. Raven, C. Scott Litten and William K. Friend, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the preparation, delivery and filing of an Annual Report on Form 10-K of Hills Stores Company for the fiscal year ended January 31, 1998 with the Securities and Exchange Commission and any appropriate state or governmental agencies, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
      SIGNATURE                     TITLE                            DATE
/s/ Chaim Y. Edelstein      Chairman of the Board of
------------------------    the Company and Hills
Chaim Y. Edelstein          Department Store Company            March 10, 1998

/s/ Gregory K. Raven        Director, President and Chief
------------------------    Executive Officer of the Company
Gregory K. Raven            and Hills Department Store Company
                            (Principal Executive Officer)       March 10, 1998

/s/ Mark B. Dickstein       Director of the Company and Hills
------------------------    Department Store Company            March 10, 1998
Mark B. Dickstein

/s/ Stanton J. Bluestone    Director of the Company and Hills
------------------------    Department Store Company            March 10, 1998
Stanton J. Bluestone

/s/ Samuel L. Katz          Director of the Company and Hills
------------------------    Department Store Company            March 10, 1998
Samuel L. Katz

/s/ John W. Burden III      Director of the Company and Hills
------------------------    Department Store Company            March 10, 1998
John W. Burden III

/s/ Alan S. Cooper          Director of the Company and Hills
------------------------    Department Store Company            March 10, 1998
Alan S. Cooper

/s/ Richard E. Montag       Director of the Company and Hills
------------------------    Department Store Company            March 10, 1998
Richard E. Montag

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